UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37569 (Commission File Number)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.01 per share	SBBP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On July 2, 2020, the board of directors (the “Board”) of Strongbridge Biopharma plc (the “Company”) appointed John H. Johnson to the position of Chief Executive Officer, effective immediately (the “Effective Date”).

Mr. Johnson, age 62, has served as a director of the Company since March 2015. He served as Chairman of the Board from March 2015 until November 2019 and Executive Chairman from November 2019 until July 2, 2020. Mr. Johnson recently served as Chief Executive Officer and a board member of Melinta Pharmaceuticals, Inc. through September 2019, having served as interim Chief Executive Officer since October 2018. Mr. Johnson is also a member of the board of directors of Verastem, Inc. (also known as Verastem Oncology). From January 2012 until August 2014, Mr. Johnson served as the President and Chief Executive Officer of Dendreon Corporation and as its Chairman from January 2012 until June 2014. From January 2011 until January 2012, he served as the Chief Executive Officer and a member of the board of Savient Pharmaceuticals, Inc. From November 2008 until January 2011, Mr. Johnson served as Senior Vice President and President of Eli Lilly and Company’s Oncology unit. He was also Chief Executive Officer of ImClone Systems Incorporated, which develops targeted biologic cancer treatments, from August 2007 until November 2008, and served on ImClone’s board of directors until it was acquired by Eli Lilly in November 2008. From 2005 to 2007, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 to 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 to 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., OrthoMcNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson is the former Chairman of Tranzyme Pharma, Inc., former lead independent director of Sucampo Pharmaceuticals, Inc and a former director of Histogenics Corporation, AVEO Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc. He previously served as a member of the board of directors for the Pharmaceutical Research and Manufacturers of America and the Health Section Governing Board of Biotechnology Industry Organization. Mr. Johnson holds a B.S. from the East Stroudsburg University of Pennsylvania.

In connection with Mr. Johnson’s transition to Chief Executive Officer, the Company has entered into a new employment agreement with Mr. Johnson (the “Johnson Employment Agreement”), effective as of the Effective Date. The employment agreement is effective until terminated by either the Company or Mr. Johnson, in either case in accordance with the terms of the agreement. Pursuant to the terms of the Johnson Employment Agreement, Mr. Johnson will be entitled to (i) an annual base salary in the amount of $630,000, and (ii) an annual target bonus of 60% of his annual base salary; and (iii) such other benefits that are generally available to executive officers of the Company.

The Johnson Employment Agreement provides that, upon a termination of employment by the Company without “cause” (as defined in the Johnson Employment Agreement), or by Mr. Johnson for “good reason,” or his employment is terminated as a result of his death, subject to the execution of a release of claims against the Company, he (or his estate) will be entitled to, in addition to any accrued but unpaid amounts then owed to Mr. Johnson, (i) an amount equal to the sum of 12 months of his annual base salary and the target annual bonus (as then in effect), paid in installments over the 12-month period that begins on the 60th day following his termination, (ii) a pro rata portion of the annual bonus that he would have been entitled to receive for the calendar year that includes the termination date, based on the actual achievement of the applicable performance goals, and (iii) medical and dental benefits provided by us to Mr. Johnson and his spouse and dependents that are at least equal to the level of benefits provided to other similarly situated active employees until the earlier of (a) 18 months following the termination date and (b) the date Mr. Johnson becomes covered under a subsequent employer’s medical and dental plans.

In the event there is a “change of control” of the Company (as defined in the Johnson Employment Agreement) and, during the 24-month period following the change of control, Mr. Johnson’s employment is terminated by us without cause, or by Mr. Johnson for good reason, or his employment is terminated as a result of his death, subject to the execution of a release of claims against the Company, he (or his estate) will be entitled to, in addition to any accrued but unpaid amounts then owed to Mr. Johnson, (i) an amount equal to the sum of 24 months of his annual base salary and the target annual bonus (as then in effect), paid in installments over the 24-month period that begins on the 60th day following his termination, (ii) a pro rata portion of the annual bonus that he would have been entitled to receive for the calendar year that includes the termination date, based on the actual achievement of the applicable performance goals, and (iii) medical and dental benefits provided by us to Mr. Johnson and his spouse and dependents that are at least equal to the level of benefits provided to other similarly situated active employees until the earlier of (a) 24 months following the termination date and (b) the date Mr. Johnson becomes covered under a subsequent employer’s medical and dental plans. In addition, all unvested equity or equity-based awards held by Mr. Johnson will accelerate and vest.

The Johnson Employment Agreement also contains a non-competition provision, which applies during the term of his employment and for one year following termination, and a restrictive covenant with respect to non-disclosure of confidential information, which remains in effect during the term of his employment and at all times thereafter.

Mr. Johnson was also granted a restricted stock unit award for 315,000 ordinary shares of the Company (the “RSU Award”) on the Effective Date.

The foregoing description of the Johnson Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020.

Item 8.01 Other Events

On July 7, 2020, the Company issued a press release announcing the appointment John H. Johnson as Chief Executive Officer of the Company. A copy of the press release announcing his appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Table

99.1	Press Release issued by Strongbridge Biopharma plc, dated July 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

	By:	/s/ Robert Lutz
	Name:	Robert Lutz
	Title:	Chief Financial Officer

Date: July 7, 2020